                                                                   Exhibit 10.26

                                                                  EXECUTION COPY

                                                 ASSIGNMENT AND ASSUMPTION
                                        AGREEMENT dated as of May 30, 2002 (this
                                        "Agreement"), between QUALITY
                                        DISTRIBUTION, INC., a Florida
                                        corporation (the "Assignor"), and
                                        QUALITY DISTRIBUTION, LLC, a Delaware
                                        limited liability company and a
                                        wholly-owned subsidiary of the company
                                        (the "Assignee").

         WHEREAS, the Assignor has issued $100,000,000 aggregate principal amount of its 10% Series B Senior Subordinated Notes due 2006 (the "Fixed Rate Notes") and $40,000,000 aggregate principal amount of its Series B Floating Interest Rate Subordinated Term Securities due 2006 (FIRSTS(SM)) (together with the Fixed Rate Notes, the "Old Notes").

         WHEREAS, pursuant to the terms of an Offering Memorandum and Consent Solicitation Statement dated as of April 10, 2002, as amended by Supplement No. 1 thereto dated May 10, 2002 (the "Offering Memorandum"), the Assignor is offering certain holders of the Old Notes the opportunity to exchange pursuant to the terms set forth in the Offering Memorandum (the "Debt/Equity Exchange"), Old Notes for debt and equity securities consisting of (a) 12.5% Senior Subordinated Secured Notes due 2008 which will be issued by the Assignee; (b) 12% Junior Subordinated PIK Notes due 2009 (the "PIK Notes") which will be issued by the Assignor; and (c) Warrants to purchase one share of the Assignor's Common Stock, $0.01 par value per share.

         WHEREAS, the Assignor, Levy Transport Ltd./Levy Transport Ltee, various Banks, Lasalle Bank National Association (f/k/a ABN AMRO Bank N.V.), The Bank of Nova Scotia, PB Capital Corp. (f/k/a BHF-Bank Aktiengesellschaft), Bank Austria Creditanstalt Corporate Finance, Inc. (f/k/a Creditanstalt Corporate Finance, Inc.) and Royal Bank of Canada, as Co-Agents, Salomon Brothers Holding Company Inc., as Documentation Agent, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Syndication Agent, and the Administrative Agent are parties to a Credit Agreement, dated as of June 9, 1998 and amended and restated as of August 28, 1998 (as so amended and restated and as the same has been further amended, modified and/or supplemented to, but not including, the date hereof, (the "Credit Agreement"), providing for the making of loans and the issuance of letters of credit, all as contemplated thereby.

         WHEREAS, in connection with the consummation of the Debt/Equity Exchange, the Assignor desires to contribute to the Assignee all of the Assignor's assets, liabilities and obligations (except as set forth herein) and the Assignee desires to accept such contribution and to assume all such liabilities and obligations of the Assignor (except as set forth herein), upon the terms and subject to the conditions hereinafter set forth.

         WHEREAS, the execution and delivery of this Agreement is a condition to the satisfaction of the transactions contemplated by the Debt/Equity Exchange.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived and the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth below.

     Section 1. Contribution of Assets; Assumption of Liabilities.

         (a) Contributed Assets. On and subject to the terms and conditions of this Agreement, the Assignor hereby sells, contributes, transfers, assigns, conveys and delivers to the Assignee, as a contribution to capital and in consideration for all of the equity of the Assignee to be issued to the Assignor and the assumption of the Assumed Liabilities by the Assignee, all right, title and interest in and to all of the assets, business, goodwill and rights of the Assignor (other than the Excluded Assets), as the same shall exist immediately prior to the consummation of the Debt/Equity Exchange, subject to all encumbrances and liens attaching thereto (all such assets, business, goodwill and rights being collectively referred to as, the "Contributed Assets"), including, without limitation, the following:

                  (i) all cash and cash equivalents of the Assignor;

                  (ii) all accounts, notes and other receivables;

                  (iii) all raw materials and supplies, work-in-process, finished goods and other items of inventory and all shipping containers and other parts;

                  (iv) all real property, machinery, equipment, furniture, fixtures, leasehold improvements, vehicles and other tangible personal property, including, without limitation, all such assets currently located at any of the real property owned, leased or used by the Assignor;

                  (v) all intellectual property rights, goodwill associated therewith, licenses and sublicenses granted or obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under any laws;

                  (vi) all of the Assignor's interest and rights in all contracts to which the Assignor is a party or by which its assets are bound; including without limitation, the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement as in effect immediately prior to the consummation of the Debt/Equity Exchange) to which the Assignor is a party;

                  (vii) all stationery, forms, labels, shipping material, catalogs, brochures, art work, photographs, advertising material and promotional material;

                  (viii) all payments, deposits (excluding prepaid tax deposits) and prepaid expenses of the Assignor;

                  (ix) all claims, causes of action, judgments, warranties, refunds, rights of recovery, rights of set-off and rights of recoupment of any kind;

                  (x) all permits;

                  (xi) all rights (including experience ratings, to the extent transferable to the Assignee) with respect to unemployment, workers' compensation and other similar insurance and related funded reserves, in each case relating to employees of the Assignor who become employees of the Assignee;

                  (xii) all assets relating to or owned by, and all rights in and to, any employee benefit plans, including the books, records and other documents relating thereto;

                  (xiii) all rights to receive mail and other communications addressed to the Assignor (including mail and communications from customers, suppliers, distributors, agents and others and payments with respect to the Contributed Assets), other than such rights that relate solely to the Excluded Assets;

                  (xiv) all books, records, ledgers, files, documents and correspondence, lists, drawings, specifications, studies, reports and other printed or written materials relating to the Assignor (other than any of the foregoing that relate solely to the Excluded Assets);

                  (xv) all securities issued to and held by the Assignor (other than the membership interests of the Assignee issued to the Assignor); and

                  (xvi) all other assets of the Assignor other than the Excluded Assets.

         (b) Excluded Assets. Notwithstanding anything to the contrary contained herein, the Contributed Assets shall not include the following assets and rights of the Assignor (collectively, the "Excluded Assets"):

                  (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of the Assignor as a corporation;

                  (ii) the name "Quality Distribution Inc." and all intellectual property rights and goodwill associated therewith, and rights to protection of interests thereof under any laws or contracts; and

                  (iii) any of the assets and rights of the Assignor under any insurance policy issued to or on behalf of the Assignor;

                  (iv) any of the assets or rights of the Assignor under any employee benefit plan established for the benefit of the employees, officers and directors of the Assignor and its subsidiaries; and

                  (v) any of the rights of the Assignor under this Agreement and the other agreements listed on Schedule I hereto.

         (c) Assumed Liabilities. On and subject to the terms of Section 1(d) hereof, the Assignor hereby transfers and assigns to the Assignee, and the Assignee hereby assumes and agrees to discharge or perform when due in accordance with the terms thereof, all of the liabilities and obligations of the Assignor in existence, or contingent (other than the Excluded Liabilities), as the same shall exist immediately prior to the consummation of the Debt/Equity Exchange, including without limitation, (x) all Loans, reimbursement obligations with respect to Letters of Credit and all other Obligations (as each such term is defined in the Credit Agreement) of the Assignor under the Credit Agreement and (y) all other obligations and liabilities of the Assignor under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement as in effect immediately prior to the consummation of the Debt/Equity Exchange) to which the Assignor is a party (all such liabilities and obligations collectively referred to as the "Assumed Liabilities"); provided, however, that said assumption shall not (i) increase the obligation of the Assignee to any third party with respect to the Assumed Liabilities beyond the obligation that the Assignor would have to any third party if not for said assumption; (ii) waive any valid defense that was available to the Assignor with respect to the Assumed Liabilities; or (iii) enlarge any rights or remedies of any third party under any of the Assumed Liabilities.

         (d) Excluded Liabilities. Notwithstanding anything to the contrary contained herein, the Assumed Liabilities shall not include the following liabilities of the Assignor (collectively, the "Excluded Liabilities"):

                  (i) any liability of the Assignor arising from or related to the Excluded Assets; and

                  (ii) any liability of the Assignor arising from or related to any Old Notes not tendered in connection with the Debt/Equity Exchange.

         (e) Acknowledgment of Obligations.

                  (i) The Assignor hereby acknowledges that it is retaining the Excluded Liabilities and the Assignor shall pay, discharge and perform all such Excluded Liabilities promptly when due.

                  (ii) The Assignor hereby acknowledges that concurrently with the consummation of the Debt/Equity Exchange, (i) the Assignor shall be a party to the Credit Agreement as a Guarantor and shall have all the rights, obligations and liabilities of "Holdings" thereunder, (ii) the Assignor shall be a party to the U.S. Pledge Agreement and the U.S. Security Agreement by virtue of its execution of such agreements on the date of the consummation of the Debt/Equity Exchange and shall have all of the rights, obligations and liabilities of an "Assignor" or "Pledgor" thereunder, as the case may be, and (iii) that rights, obligations and liabilities of the Assignor referred to in the preceding clauses (i) and (ii) are not being contributed, assigned, or otherwise transferred to the Assignee pursuant to this Agreement.

         (f) Deliveries.

                  (i) The Assignor hereby agrees to deliver to the Assignee, duly executed instruments of sale, transfer, conveyance and assignment as the Assignee or its counsel reasonably may request, including, without limitation, any real property or intellectual property right transfer instruments, in form reasonably satisfactory to the Assignor, to effectuate the transfer of the Contributed Assets to the Assignee.

                  (ii) The Assignee shall deliver to the Assignor such instruments of assumption as the Assignor reasonably may request, in form reasonably satisfactory to the Assignee, to effectuate the assumption of the Assumed Liabilities by the Assignee.

         (g) Certain Commitments, Permits and Intellectual Property. Notwithstanding anything to the contrary contained herein, to the extent that the assignment by the Assignor of any contract (excluding, however any Credit Document), permit or intellectual property right to be assigned hereunder shall require the consent, waiver or approval of another party thereto or of any governmental entity or shall violate any law, this Agreement shall not constitute an assignment or attempted assignment thereof or an assumption by the Assignee of any of the Assignor's liabilities or obligations thereunder. The Assignor shall use commercially reasonable efforts to obtain any consent, waiver or approval to the assignment to the Assignee of each such contract, permit or intellectual property right with respect to which any consent, waiver or approval is required for such assignment. Until such consent, waiver or approval is obtained, each party hereto agrees to cooperate with the other party hereto in any reasonable arrangement necessary or desirable to provide to the Assignee the benefits of the contract, permit or intellectual property right (subject to the assumption by the Assignee of the Assignor's obligations thereunder).

         (h) Power of Attorney; Right of Endorsement, Etc. The Assignor hereby constitutes and appoints the Assignee, and its successors and assigns, the true and lawful attorney of the Assignor with full power of substitution, in the name of the Assignee or the name of the Assignor, on behalf of and for the benefit of the Assignee,

                  (i) to collect all Contributed Assets;

                  (ii) to endorse, without recourse, checks, notes and other instruments attributable to the Contributed Assets;

                  (iii) to institute and prosecute all proceedings which the Assignee may deem proper in order to collect, assert or enforce any claim, right or title in or to the Contributed Assets;

                  (iv) to defend and compromise all actions, suits or proceedings with respect to any of the Contributed Assets or the Assumed Liabilities; and

                  (v) to do all such reasonable acts and things with respect to the Contributed Assets and the Assumed Liabilities as the Assignee may deem advisable.

The Assignor agrees that the foregoing powers are coupled with an interest and shall be irrevocable by the Assignor directly or indirectly by the dissolution of the Assignor or in any other manner. The Assignee shall retain for its own account any amounts collected pursuant to the foregoing powers and the Assignor shall promptly pay to the Assignee any amounts received by the Assignor after the consummation of the Debt/Equity Exchange with respect to the Contributed Assets.

     Section 2. Further Assurances.

         Each of the parties hereto agrees that it shall from time to time on or after the date hereof do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, bills of sale, assignments, transfers, conveyances, powers of attorney, assurances and other documents as may be reasonably requested by either party hereto for better assigning, transferring, granting, conveying, assuring and conferring right, title and interest to the Assignee of the Contributed Assets and for the better assumption by the Assignee of the Assumed Liabilities.

     Section 3. Effectiveness of Contributions and Assumptions.

         The contributions and assumptions effected pursuant to this Agreement shall be deemed to occur immediately and concurrently upon the consummation of the Debt/Equity Exchange (the "Effective Date").

     Section 4. Miscellaneous.

         (a) Amendment; Waiver and Release. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         (b) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         (c) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and parties hereto and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

         (d) Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

         (e) Remedies. The parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

         (f) GOVERNING LAW. THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND FULLY PERFORMED WITHIN THE STATE OF NEW YORK BY RESIDENTS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

                                     *******

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the day and year first above written.

                             QUALITY DISTRIBUTION, INC.

                             By:   /s/ Thomas L. Finkbiner
                                  ---------------------------------------------
                                   Name:  Thomas L. Finkbiner
                                   Title: President and Chief Executive Officer

                             QUALITY DISTRIBUTION, LLC

                             By:   /s/ Thomas L. Finkbiner
                                  ---------------------------------------------
                                   Name:  Thomas L. Finkbiner
                                   Title: President and Chief Executive Officer

                                                                      Schedule I

                               Excluded Agreements

         1. Second Amended and Restated Shareholders Agreement dated as of May 28, 2002, among the Assignor and the shareholders of the Assignor signatory thereto.

         2. Second Amended and Restated Registration Rights Agreement dated as of May 28, 2002, among the Assignor and the shareholders of the Assignor signatory thereto.

         3. Indenture dated as of June 9, 1998 between the Assignor and United States Trust Company of New York, as trustee.

         4. Indenture dated as of May 28, 2002, among the Assignor and Wilmington Trust Company, as Trustee, and the Old Notes issued thereunder.

         5. Warrant Agreement dated as of May 28, 2002, among the Assignor and Bank of New York, as Warrant Agent.